SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

                       Check the appropriate box:

                  [   ]  Preliminary Proxy Statement

            [  ] Confidential, for Use of the Commission Only
                    (as permitted by Rule 14a-6(e)(2))

                 [ x ] Definitive Proxy Statement

              [   ] Definitive Additional Materials

           [   ] Soliciting Material under Section 240.14a-12
---------------------------------------------------------------------------
                  ENERGY & ENGINE TECHNOLOGY CORPORATION
---------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

       None (as of September 30, 2003)

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       NA

4)  Proposed maximum aggregate value of transaction:

       NA

5)  Total fee paid:

       NA

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by reqistration statment number, or the Form or Schedule and the date of its filing.

1)  Amount previously paid: ________________________

2)  Form, Schedule or Registration Statement No: __________________

3)  Filing Party: ______________________

4)  Date Filed: ______________________
                                     1

                   WRITTEN CONSENT OF THE SHAREHOLDERS OF
                   ENERGY & ENGINE TECHNOLOGY CORPORATION

The undersigned, constituting stockholders holding a majority of the shares of Common Stock of Energy & Engine Technology Corporation, a Nevada corporation (the "Corporation"), do hereby consent, pursuant to NRS 78.320, to the implementation of the following resolutions, in lieu of a Meeting of the Shareholders of the Corporation, to have the same full force and effect as if passed at a Meeting of the Shareholders:

RESOLVED, that each of Willard G. McAndrew, III, Roger N. Wurtele and Robert G. Farris is elected as a director of the Corporation to hold office until the next annual meeting of shareholders and until a successor is elected and has qualified, or until such director's earlier death or removal; and it is hereby

FURTHER RESOLVED, that the Board of Directors' selection of Marcum
& Kliegman, LLC to audit the consolidated financial statements of the Corporation for the fiscal year ending December 31, 2003 is hereby ratified, confirmed and approved; and it is hereby

FURTHER RESOLVED, that the following transactions are hereby confirmed, ratified and approved, pursuant to the terms of the agreements entered into between the Corporation and any third parties thereto, and that an appropriate officer of the Corporation is authorized to execute all documentation and take all actions necessary to consummate the transactions contemplated by such agreements (and any prior executions and actions are hereby ratified and approved):

     1. Purchase of STCs and Inventory from Kelly Aerospace Power Systems, Inc, dated June 27, 2003; and

     2. Purchase of STCs and Inventory from Mr. RPM, LLC and related entities, dated on or about September 17, 2003; and it is hereby

FURTHER RESOLVED, that the Corporation's Articles of Amendment are amended to include the following amendment:

Increase in authorized shares.

Article IV - Stock

The aggregate number of shares which this corporation shall have the authority to issue is 200,000,000 shares, divided into two classes, 180,000,000 shares of Common Stock, par value $.001 per share and 20,000,000 shares of preferred stock of a par value of $.001 per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine.

; and it is hereby

FURTHER RESOLVED, that the officers of the Corporation hereby are, and each of them hereby is, authorized to execute and deliver any documents and take any actions necessary to comply with the terms and intent of the foregoing resolutions and to consummate the transactions contemplated hereby and thereby. This consent may be executed in counterparts all of which taken together shall constitute one original consent.


                                    2

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of this __ day of _________, 2003.



________________________________
Name

________________________________
Address

________________________________
City, State, Zip Code, Country

________________________________
E-mail address

________________________________
Telephone Number

________________________________
Number of Shares Owned





































                                    3

                           TABLE OF CONTENTS

<CAPTION

                                                                 PAGE

NOTICE OF ACTION TO BE TAKEN                                      5

PROPOSALS TO BE APPROVED IN THE WRITTEN CONSENT                   6

ITEM 1 - ELECTION OF DIRECTORS                                    6

      NOMINEES FOR BOARD OF DIRECTORS                             7

ITEM 2 - RATIFICATION OF AUDITORS                                 7

ITEM 3 - RATIFICATION OF PAST ACTIONS OF THE COMPANY'S BOARD      9

ITEM 4 - INCREASE IN AUTHORIZED CAPITAL STOCK                     9

SECURITY OWNERSHIP OF MANAGEMENT                                 11

EXECUTIVE COMPENSATION                                           12

      Summary Compensation Table                                 12

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS                        13

ANNUAL REPORT                                                    14

OTHER MATTERS                                                    14

SIGNATURES                                                       14























                                     4
                    ENERGY & ENGINE TECHNOLOGY CORPORATION
                           5308 West Plano Parkway
                              Plano, Texas  75093
                        -----------------------------

                   NOTICE OF SHAREHOLDER ACTION TO BE TAKEN BY
           WRITTEN CONSENT ON OR ABOUT NOVEMBER 26, 2003 OR THEREAFTER

The actions, described below, will be approved by written consent of holders of a majority of the outstanding (as of September 30, 2003) Common Stock of the Company.
-----------------------------------------------------------------------------

This Proxy Statement, which is being mailed to shareholders on or about November 26, 2003, is furnished in accordance with the requirements of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, by Energy & Engine Technology Corporation, a Nevada corporation
(the "Company"). Originally, the action was to be taken at an Annual Shareholders Meeting to be held November 26, 2003 as stated in the Company's Preliminary 14C filed on October 27, 2003. Due to the timing of receipt of comments from the Securities and Exchange Commission on the Schedule 14C, the Company was unable to respond, get approval and disseminate information within time requirements of Nevada law without rescheduling the meeting date. Therefore, it has instead opted to take action by Written Consent in Lieu of a Meeting of Shareholders.

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock will act by written consent to approve the following actions in lieu of an Annual Meeting of Shareholders.

A. To elect directors to serve for the ensuing year and until their successors are elected; and

B.  Ratification of Marcum & Kliegman, LLP as the Company's auditors for
2003; and

C.  Ratification of two acquisitions; and

D. Amendment to the Company's Articles of Incorporation to increase authorized shares to 200,000,000.

The Board of Directors has fixed the close of business on September 30, 2003 as the record date (the "Record Date") for determining shareholders entitled to notice of the Written Consent. Only shareholders of record of the Company's Common Stock at the close of business September 30, 2003 are entitled to notice of the written consent.

                                   By the order of the Board of Directors

                                   /s/ Willard G. McAndrew, III

                                   Willard G. McAndrew, III
                                   CEO and President
Plano Texas
November 25, 2003

PLEASE BE ASSURED THAT YOUR CONSENT IS IMPORTANT. TO ENSURE THAT YOUR CONSENT WILL BE COUNTED TOWARD THE NUMBER OF SHARES NECESSARY FOR MAJORITY CONSENT, PLEASE SIGN THE ENCLOSED CONSENT FORM AND RETURN TO THE COMPANY VIA TELEFAX AT (972) 732-6440, ATTENTION CORPORATE SECRETARY.
                                    5

                    ENERGY & ENGINE TECHNOLGOY CORPORATION

                                PROXY STATEMENT
       FOR WRITTEN CONSENT IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

     This proxy statement is furnished in connection with the solicitation of written consents by and on behalf of the Board of Directors of Energy & Engine Technology Corporation ("EENT"), a Nevada corporation, with its principal executive offices at 5308 West Plano Parkway, Plano, Texas 75093 (the "Company"), for a Written Consent in Lieu of an Annual Meeting of Stockholders (the "Consent").

     The cost of the solicitation will be borne by the Company. Certain of the officers and regulare employees of the Company may solicit consents by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred inforwarding proxy material to their principals. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about November 26, 2003.

     The Company's Board of Director has fixed the close of business on September 30, 2003 as the record date ("Record Date") for the Consent. Only stockholders of record at the close of business on the Record Date will be entitled to recieve notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding and entitled to vote 58,235,965 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company.

     Consents will be tabulated by the Company. The consents on each matter submitted to stockholders will be tabulated in the aggregate.

     THE ENCLOSED CONSENT, IF EXECUTED AND RETURNED, WILL BE COUNTED AS SET FORTH AS DIRECTED IN THE CONSENT. THE CONSENT WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THE 20TH DAY AFTER RECEIPT OF EXECUTED CONSENTS
CONSTITUTING 51% OF THE ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE THEREON. THIS CONSENT IS NOT REVOCABLE.

     The Company's Annual Report to Stockholders and annual report on Form 10-KSB, for the fiscal year ended December 21, 2002, including financial statements audited by Marcum & Kliegman, L.L.P., are being mailed to each of the stockholders simultaneously with this proxy statement.

                                    PROPOSAL 1

                               ELECTION OF DIRECTORS

There are three nominees for the Board positions that are authorized pursuant to the Company's bylaws as of the date of the Written Consent.
Each director to be elected will hold office until the next annual meeting of shareholders and until a successor is elected and has qualified, or until such director's earlier death or removal. Each nominee listed below is currently a director of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The following nominees were elected as Directors in the Written Consent:

      Willard G. McAndrew, III
      Roger N. Wurtele
      Robert G. Farris

Willard G. McAndrew, III - Since 1998, Mr. McAndrew had been the President and Manager of Millennium Fuels USA, LLC., an affiliate of Millennium Fuels Corporation. Mr. McAndrew had been the President and the Chairman of the Board of Directors of Millennium Fuels Corporation since 2001. Millennium was a developer and producer of both fuels and alternative fuels, domiciled in Plano, Texas. From 1996 until 1998, he served as president and a director of McAndrew Management II, Inc., a developer and operator of oil and gas production projects located in Richardson, Texas. Mr. McAndrew devotes his time as required to the business of Registrant.

Roger Wurtele - Since 2001, Mr. Wurtele had served Vice President and a director of Registrant. Since 1998, he had also been the Manager and Principal Financial Officer of Millennium Fuels, USA, LLC. Millennium Fuels, USA, LLC was a developer of products in both the fuels and alternative fuels industries. From 1995 until 1998, Mr. Wurtele was the President and a director of Controllership Services, Inc., a provider of financial consulting services located in Shreveport, Louisiana. Mr. Wurtele holds a Bachelors Degree in Business Administration from the University of Nebraska and is admitted as a Certified Public Accountant in the states of Colorado and Louisiana. He devotes his time as required to the business of Registrant.

Robert Farris - Mr. Farris serves as a Director of EENT. After three years in the U.S. Army in Korea, Mr. Farris became the Safety Director for Valley Transit Company in 1955. In 1963, he became President, a position he holds to the present day. Mr. Farris has also served as Director for Texas State Bank, Harlingen, Texas, Texas Regional Bancshares, McAllen, Texas, National Bus Traffic Association, Texas Motor Transportation Association, Texas Tourist Council and Arxa International Energy Corporation. Mr. Farris' civic activities include Board of Trustees Marine Military Academy, President of Harlingen Chamber of Commerce, Harlingen Industrial foundation, Inc., Lower Rio Grande Valley Chamber of Commerce, Algodon Club, Crusade Chairman for the American Cancer Society, Vice President Rio Grande Council of Boy Scouts of America, Board Member for the First United Methodist Church of Harlingen and Member of Phi Gamma Delta. Mr. Farris has been recognized for his accomplishments by Who's Who in America and Who's Who in Finance and Industry.

The Board of Directors recommends a vote FOR Proposal 1.

                                  PROPOSAL 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has selected the firm of Marcum & Kliegman, LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003, and has directed that its selection of independent auditors be submitted for ratification to the stockholders which ratification is to be consummated in the Written Consent.

Marcum & Kliegman, LLP served as the auditors for the Company for the 2002 fiscal year. Representatives of Marcum & Kliegman, LLP have been invited to attend and are expected to be available by telephone at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

Effective March 18, 2003, Registrant dismissed Parker & Co. as Registrant's independent accountants, which action was approved by Registrant's Board of Directors on March 14, 2003.

Except as described in the following sentence, the reports of Parker on the financial statements of Registrant for either of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Parker on the financial statements of Registrant for the fiscal year ended December 31, 2000 and 2001 do, however, contain an expression of substantial doubt regarding Registrant's ability to continue as a going concern.

In addition, during Registrant's two most recent fiscal years and through March 18, 2003, there was no disagreement with Parker on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Registrant requested that Parker furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4. A copy of such response received by Registrant to that request was filed and attached to Registrant's Form 8-K, as amended, filed on March 26, 2003 with the Securities and Exchange Commission.

On March 19, 2003 Marcum & Kliegman LLP ("MKLLP") was engaged as the Company's new independent accountants, commencing with the audit for the year ending December 31, 2002. During the two most recent fiscal years and the interim period preceding the engagement of MKLLP, Registrant had not consulted with MKLLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant's financial statements, and either a written report or oral advice was provided to the Company by MKLLP that MKLLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item 304(a)(1)(iv) of Regulations S-B and S-K and the related instructions to Item 304 of Regulations S-B and S-K.

Audit Fees

For the audit of the Registrant's annual financial statements for 2002, and for reviews of the financial statements included in Registrant's Forms 10-QSB for the fiscal quarters ended March 31, 2003 and June 30, 2003, Registrant has been billed the following amounts by MKLLP, respectively:
$35,000, $8,800 and $9,038.00.

All Other Fees

For the most recent fiscal year, the aggregate fees billed for services rendered by MKLLP, other than services covered in Exchange Act Rule 14a-101
Item 9(e)(1) and (2) is $962.00

The Board of Directors has not considered whether the services covered in "All Other Fees" is compatible with maintaining the principal accountant's independence.

The Board of Directors recommends that you vote FOR the approval and ratification of Marcum & Kliegman, LLP as independent auditors.

		                     PROPOSAL 3

           RATIFICATION OF PAST ACTIONS OF THE COMPANY'S BOARD

EENT has consummated two acquisitions, both previously approved by its Board of Directors. Although shareholder consent is not technically needed, EENT has asked its shareholders to ratify the two acquisitions, which will be ratified in the Consent.

On Friday, June 27, 2003, EENT, on behalf of Wind Dancer Aviation Services, Inc., its wholly owned subsidiary, acquired 49 airframe and engine STCs for Rajay turbo normalizing kits for various types of general aviation aircraft, including, but not limited to, Beechcraft, Piper, Cessna and Aero Commander. STCs (supplemental type certificates) are unique designs for aircraft parts, which are FAA approved. The owner of an STC has the exclusive right to manufacture a specific part for a particular aircraft type, which right provides expanded protection beyond that offered by a patent. The acquisition also includes general aviation aircraft parts and inventory for a total purchase price of $60,000. The seller is Kelly Aerospace Power Systems, Inc. of Montgomery, Alabama.

On October 17, 2003, Registrant, on behalf of, Wind Dancer Aviation Services, Inc. ("Wind Dancer"), a wholly owned subsidiary of Registrant, closed on the acquisition of certain turbocharger and Aero Commander STCs from RPM Management, LLC and Mr. RPM, LLC, both of Camano Island, Washington. STCs (supplemental type certificates) are unique designs for aircraft parts, which are FAA - approved. The owner of an STC has the exclusive right to manufacture a specific part for a particular aircraft type.

The acquisition also includes general aviation aircraft parts and inventory for a total purchase price of 900,000 shares of registrant's restricted Common Stock, which was negotiated by the parties in an arms length transaction.

The Board of Directors recommends that you vote FOR the ratificiation of the matters set forth in this Proposal 3.

                               PROPOSAL 4

                  INCREASE IN AUTHORIZED CAPITAL STOCK

The Board of Directors of the Company authorized an amendment to
Article IV of its Articles of Incorporation to allow for an increase in the capital stock of the Company. This amendment increases the total number of authorized shares from 100,000,000 to 200,000,000 with 180,000,000 shares being Common Stock, par value $.001 per share, and 20,000,000 shares being Preferred Stock, par value $.001 per share, with the preferred stock to have such rights and preferences as the Board of Directors shall determine.

The proposed amendment is as follows:

Increase in authorized shares.

Article IV - Stock

The aggregate number of shares which this corporation shall have the authority to issue is 200,000,000 shares, divided into two classes, 180,000,000 shares of Common Stock, par value $.001 per share and 20,000,000 shares of preferred stock of a par value of $.001 per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine.

This new Article IV increases the authorized capital stock of the Company from $100,000 consisting of 100,000,000 shares of its Common Stock, par value $.001 per share, to $200,000, divided into two classes, consisting of 180,000,000 shares of its Common Stock, par value $.001 per share and 20,000,000 shares of its preferred stock, par value $.001 per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine. No other changes were made to Article IV.

The Baord of Directors believes that this amendment will provide us with greater flexibility by increasing authorized capital to allow issuance of an additional 80,000,000 shares of Common Stock, and to issue up to 20,000,000 shares of preferred stock, though there are no current arrangement by the Company that would result in the issuance of the additional authorized shares.

This amendment is being authorized by the stockholders in the Consent. The Board of Directors recommends that you vote FOR the approval of the matters set forth in this Proposal 4.

                            DISSENTERS' RIGHTS

There are no dissenters' rights applicable to the amendments to the matters set forth to the vote set forth herein.

  AMENDMENT TO THE ARTICLES OF INCORPORATION AND VOTE REQUIRED FOR APPROVAL

Under Section 78.390 of the Nevada Revised Statutes, an amendment to the Articles of Incorporation may be enacted by the Board passing a resolution to the effect and then submitting the resolution to a vote of the shareholders of the Corporation, which may pass the resolution upon a majority vote of the shares entitled to vote thereon as of a set record date.

            POTENTIAL ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS

Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. By increasing the number of shares available to authorize and issue, the Company has caused a potential anti takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the Company stock and to expend additional resources to accomplish such a measure.

          INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, if the proposed amendments to our Articles of Incorporation, which is not shared by all other stockholders.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 30, 2003 the total number of shares owned beneficially by each of Registrant's directors, officers and key employees, individually and as a group, and the present owners of 5% or more of total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. Applicable percentages are based on 58,235,965 shares outstanding on September 30, 2003.


--------------------------------------------------------------------
Title of Class  Name and Address           Amount and
                of Beneficial              Nature of      Percent
                Owner                      Beneficial     of Class
                                           Ownership
--------------------------------------------------------------------
Common Stock    Willard G. McAndrew III    8,027,604 (D)    13.78%
                5308 W. Plano Parkway
                Plano, Texas 75093

Common Stock    Roger N. Wurtele           7,439,604 (D)    12.77%
                5308 W. Plano Parkway
                Plano, Texas 75093

Common Stock    Jolie G. Kahn              6,292,365 (D)     10.80%
                5308 W. Plano Parkway
                Plano, Texas 75093

Common Stock    Tylor Hall                   270,000 (D)     0.46%
                5308 W. Plano Parkway
                Plano, Texas 75093
------------------------------
All Officers and Directors as              22,029,573 (D)    37.83%
a Group

Common Stock    Kevin W. Smyth             11,408,191 (D)    19.59%


*(D) = Direct Beneficial Ownership

                             EXECUTIVE COMPENSATION

As of December 31, 2002, the CEO and CFO had each been compensated $70,000 and 2,000,000 shares of restricted stock for their services and the General Counsel was compensated $60,000 and 1,000,000 shares of restricted stock.


                                 SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                         -----------------------------------  ------------------------------------------

                                                                      Awards               Payouts


Name and                                        Other         Restricted     Securities
principal                                       annual           Stock       underlying                    All other
position      Year       Salary      Bonus      compensation    Awards       Options/SARs  LTIP Payouts   compensation
----------------------------------------------------------------------------------------------------------------------
CEO
Willard G.    2002       $ 180,000                             $  80,000
McAndrew

CFO
Roger         2002       $ 180,000                             $  80,000
Wurtele

General
Counsel
Jolie         2002       $ 180,000                             $  40,000
Kahn

V.P.
Sales
Mark          2002                                $   60,000   $  14,000
Whittaker

President
Wind
Dancer
Tylor         2002       $   5,000                             $       0
Hall


On January 10, 2002 registrant's Board of Directors adopted Registrant's
2002 Consulting Services Plan (the Consulting Plan) in order to advance the interests of the Corporation by rewarding, encouraging and enabling the acquisition of larger personal proprietary interests in the Corporation by employees, directors and former directors of, and contractors and consultants to, the Corporation, and its Subsidiaries who have: 1) served without salaries or other compensation; and 2) assisted the Corporation with support services for its business development. The Consulting Plan provides for an aggregate of 1,000,000 shares of the registrant's $.001 par value common stock, that may be awarded from time to time at the sole discretion of the Board of Directors. All shares had been issued under the Plan as of the date of the filing of this Annual Report. The Consulting Plan was filed as an Exhibit to Registrant's Form 8K, filed with the U.S. Securities and Exchange Commission on January 18, 2002.

On December 20, 2002 registrant's Board of Directors adopted Registrant's 2002 - 2003 Consulting Services Plan (the Consulting Plan) in order to advance the interests of the Corporation by rewarding, encouraging and enabling the acquisition of larger personal proprietary interests in the Corporation by employees, directors and former directors of, and contractors and consultant to, the Corporation, and its Subsidiaries who have: 1) served without salaries or other compensation; and 2) assisted the Corporation with support services for its business development. The Consulting Plan provides for an aggregate of 1,000,000 shares of the registrant's $.001 par value common stock, that may be awarded from time to time at the sole discretion of the Board of Directors. The Consulting Plan was filed as an Exhibit to Registrant's Form 8K, filed with the U.S. Securities and Exchange Commission on December 4, 2002. Approximately 190,000 shares had been issued under this Plan as of the date of filing the Company's 2002 Annual Report.

Stock Option Grants in the Past Fiscal Year

We have not entered issued any grants of stock options in the past fiscal year.

Employment Agreements

We have not yet entered into employment agreements with certain of our key executives but plan to do so in the near future.

             MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

Recent changes in the regulations regarding the delivery of copies of information materials and annual reports to shareholders permit the Company to send one annual report and information statement to multiple shareholders who share the same address under certain circumstances, unless otherwise requested. This practice is known as "householding". If a shareholder sharing an address who now receives only one copy of the Company's annual report and information statement per household wishes to receive separate copies of these materials, then the shareholder should contact Energy & Engine Technology Corporation at 5308 West Plano Parkway, Plano Texas 75093, phone number 972-732-6360.

If a shareholder of record sharing an address who currently receives multiple copies of the Company's annual report and information statement wishes to receive only one copy of these materials per household in the future, then the shareholder should also contact the Company by mail as instructed above.

                               ANNUAL REPORT

The Company elects to submit a copy of its Form 10K-SB, filed with the Commission on April 15, 2003 to the shareholders in lieu of an Annual Report. The Form 10K-SB is included with this information in the package to be delivered to all shareholders. No portion of the Annual Report is incorporated herein or is to be considered as part of this information statement.

                              OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the Directors to recommend to the shareholders present to vote on such matters in accordance with their best judgment.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2003           ENERGY & ENGINE TECHNOLOGY CORPORATION



                                 By: /s/ Willard G. McAndrew, III
                                 Name:  Willard G. McAndrew, III
                                 Title:  CEO and President